THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information
(dollars in thousands)

EXHIBIT 99.1

On June 30, 2014, affiliates of CCMP Capital Advisors, LLC (“CCMP”) and Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and OHCP III HC RO, L.P.), together with certain current and former members of Hillman’s management, consummated a merger transaction (the “Merger Transaction”) pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of May 16, 2014.

Hillman Group issued $330,000 aggregate principal amount of its senior notes due July 15, 2022 (the “6.375% Senior Notes”). The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of September 30, 2016, are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

The following financial information presents condensed consolidating statements of comprehensive income (loss), balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of September 30, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$1,751	$—	$3,691	$—	$5,443
Accounts receivable, net	—	62,225	—	19,624	—	81,849
Inventories, net	—	164,868	—	66,462	(803)	230,527
Other current assets	260	9,678	—	1,782	—	11,720
Total current assets	261	238,522	—	91,559	(803)	329,539
Intercompany notes receivable	105,446	115,287	—	(115,287)	(105,446)	—
Intercompany interest receivable	9,174	11,120	—	—	(20,294)	—
Investments in subsidiaries	(893,532)	46,430	3,121	222,539	621,442	—
Property and equipment, net	—	104,075	—	11,847	—	115,922
Goodwill	814,413	354,328	—	32,798	(584,961)	616,578
Other intangibles, net	688,206	—	—	38,115	—	726,321
Other assets	4,688	4,368	—	2,881	—	11,937

Total assets	$728,656	$874,130	$3,121	$284,452	$(90,062)	$1,800,297
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$60,592	$—	$10,105	$—	$70,697
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	158	—	—	—	158
Intercompany interest payable	—	9,174	—	11,120	(20,294)	—
Accrued expenses:					—
Salaries and wages	—	7,733	—	1,726	—	9,459
Pricing allowances	—	3,378	—	1,217	—	4,595
Income and other taxes	(229)	2,840	—	859	—	3,470
Interest	—	4,517	—	—	—	4,517
Other accrued expenses	260	7,553	—	1,638	—	9,451
Total current liabilities	31	101,445	—	26,665	(20,294)	107,847
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term debt	128,916	845,358	—	—	—	974,274
Deferred income taxes, net	233,754	—	—	8,673	—	242,427
Other non-current liabilities	1,427	6,121	—	333	—	7,881
Total liabilities	364,128	1,058,370	—	35,671	(125,740)	1,332,429

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at March 31, 2016	—	—	—	—	—	—
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at March 31, 2016	—	50	—	—	(50)	—

Additional paid-in capital	640,093	7,069	4,180	375,287	(479,184)	547,445
Accumulated deficit	(275,565)	(172,253)	(1,059)	(42,606)	442,928	(48,555)
Accumulated other comprehensive (loss) income	—	(19,106)	—	(83,900)	71,984	(31,022)
Total stockholders' equity	364,528	(184,240)	3,121	248,781	35,678	467,868
Total liabilities and stockholders' equity	$728,656	$874,130	$3,121	$284,452	$(90,062)	$1,800,297

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$3,023	$612	$7,749	$—	$11,385
Accounts receivable, net	—	55,665	1,020	16,896	—	73,581
Inventories, net	—	171,999	5,447	67,040	(803)	243,683
Deferred income taxes, net	12,666	277	501	604	(167)	13,881
Other current assets	639	7,671	75	2,156	—	10,541
Total current assets	13,306	238,635	7,655	94,445	(970)	353,071
Intercompany notes receivable	105,446	117,368	(4,645)	(112,723)	(105,446)	—
Intercompany interest receivable	—	6,359	—	—	(6,359)	—
Investments in subsidiaries	(891,702)	55,647	4,178	220,764	611,113	—
Property and equipment, net	—	101,034	308	9,050	—	110,392
Goodwill	814,413	350,968	3,240	31,735	(584,841)	615,515
Other intangibles, net	710,820	—	4,467	38,196	—	753,483
Deferred income taxes	52,604	143	(979)	2,909	(54,677)	—
Other assets	4,643	4,365	25	3,505	—	12,538

Total assets	$809,530	$874,519	$14,249	$287,881	$(141,180)	$1,844,999
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$51,095	$710	$13,203	$—	$65,008
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	217	—	—	—	217
Intercompany interest payable	—	—	—	6,359	(6,359)	—
Accrued expenses:					—
Salaries and wages	—	4,861	94	453	—	5,408
Pricing allowances	—	3,991	3	3,222	—	7,216
Income and other taxes	(357)	2,497	28	814	—	2,982
Interest	—	9,843	—	—	—	9,843
Other accrued expenses	639	6,325	38	1,546	—	8,548
Total current liabilities	282	84,329	873	25,597	(6,359)	104,722
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term	129,707	875,112	—	—	—	1,004,819
Deferred income taxes, net	300,008	—	1,967	12,082	(54,844)	259,213
Other non-current liabilities	1,382	6,003	—	316	—	7,701
Total liabilities	431,379	1,070,890	2,840	37,995	(166,649)	1,376,455
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2015	—	—	—	—	—	—
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 31, 2015	—	—	50	—	(50)	—
Additional paid-in capital	633,612	5,842	10,197	375,287	(479,184)	545,754
Accumulated deficit	(255,461)	(178,533)	1,162	(29,875)	420,687	(42,020)
Accumulated other comprehensive (loss) income	—	(23,680)	—	(95,526)	84,016	(35,190)
Total stockholders' equity	378,151	(196,371)	11,409	249,886	25,469	468,544
Total liabilities and stockholders' equity	$809,530	$874,519	$14,249	$287,881	$(141,180)	$1,844,999

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Comprehensive Income (Unaudited)
Three Months Ended September 30, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$174,716	$1,495	$35,317	$—	$211,528
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	86,705	1,020	23,314	—	111,039
Selling, general and administrative expenses	634	55,883	367	11,258	—	68,142
Depreciation	—	7,528	7	439	—	7,974
Amortization	9,009	—	17	455	—	9,481
Intercompany administrative (income) expense	—	(72)	—	72	—	—
Management and transaction fees to related party	—	148	—	—	—	148
Other expense (income)	(61)	(509)	—	(456)	—	(1,026)

(Loss) income from operations	(9,582)	25,033	84	235	—	15,770

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest (income) expense, net	(269)	11,477	—	1,463	—	12,671
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(95)	—	—	—	—	(95)
(Loss) income before equity in subsidiaries' income	(9,312)	10,498	84	(1,228)	—	42
Equity in subsidiaries' income (loss)	9,295	(1,203)	—	—	(8,092)	—

Income before income taxes	(17)	9,295	84	(1,228)	(8,092)	42
Income tax provision	420	—	34	25	—	479

Net (loss) income	$(437)	$9,295	$50	$(1,253)	$(8,092)	$(437)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(764)	—	(3,031)	2,069	(1,726)

Total comprehensive (loss) income	$(437)	$8,531	$50	$(4,284)	$(6,023)	$(2,163)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Comprehensive Loss (Unaudited)
Three Months Ended September 30, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$167,260	$5,116	$37,557	$—	$209,933
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	84,928	3,575	25,337	—	113,840
Selling, general and administrative expenses	312	51,820	990	12,755	—	65,877
Transaction, acquisition and integration expenses	—	—	—	—	—	—
Depreciation	—	7,144	19	448	—	7,611
Amortization	8,974	—	53	461	—	9,488
Intercompany administrative (income) expense	—	(109)	—	109	—	—
Management fees to related party	—	156	—	—	—	156
Other (income) expense, net	111	1,252	14	1,151	—	2,528

(Loss) income from operations	(9,397)	22,069	465	(2,704)	—	10,433

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest (income) expense, net	(246)	11,443	—	1,406	—	12,603
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(95)	—	—	—	—	(95)
(Loss) income before equity in subsidiaries' income	(9,150)	7,568	465	(4,110)	—	(5,227)
Equity in subsidiaries' (loss) income	5,127	(2,441)	—	—	(2,686)	—

(Loss) income before income taxes	(4,023)	5,127	465	(4,110)	(2,686)	(5,227)
Income tax (benefit) provision	(3,983)	—	393	(1,597)	—	(5,187)

Net (loss) income	$(40)	$5,127	$72	$(2,513)	$(2,686)	$(40)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(4,304)	—	(13,908)	11,827	(6,385)

Total comprehensive (loss) income	$(40)	$823	$72	$(16,421)	$9,141	$(6,425)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Comprehensive Loss (Unaudited)
Nine Months Ended September 30, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$509,941	$10,945	$107,146	$—	$628,032
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	257,410	7,305	71,380	—	336,095
Selling, general and administrative expenses	1,769	164,696	2,461	31,591	—	200,517
Depreciation	—	23,025	46	1,323	—	24,394
Amortization	26,956	—	125	1,354	—	28,435
Intercompany administrative (income) expense	—	(264)	—	264	—	—
Management fees to related party	—	420	—	—	—	420
Other expense (income)	(78)	121	—	(618)	—	(575)

(Loss) income from operations	(28,647)	64,533	1,008	1,852	—	38,746

Intercompany interest (income) expense	(9,174)	9,174	—	—	—	—
Interest (income) expense, net	(791)	35,002	—	4,369	—	38,580
Interest expense on junior subordinated debentures	9,456	—	—	—	—	9,456
Investment income on trust common securities	(284)	—	—	—	—	(284)
(Loss) income before equity in subsidiaries' income	(27,854)	20,357	1,008	(2,517)	—	(9,006)
Equity in subsidiaries' (loss) income	18,487	(1,870)	—	—	(16,617)	—

(Loss) income before income taxes	(9,367)	18,487	1,008	(2,517)	(16,617)	(9,006)
Income tax (benefit) provision	(2,832)	—	404	(43)	—	(2,471)

Net (loss) income	$(6,535)	$18,487	$604	$(2,474)	$(16,617)	$(6,535)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	4,574	—	11,626	(12,032)	4,168

Total comprehensive (loss) income	$(6,535)	$23,061	$604	$9,152	$(28,649)	$(2,367)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Comprehensive Loss (Unaudited)
Nine Months Ended September 30, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$479,202	$15,857	$112,388	$—	$607,447
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	250,055	11,306	74,814	—	336,175
Selling, general and administrative expenses	612	152,400	3,042	36,118	—	192,172
Transaction, acquisition and integration expenses	—	257	—	—	—	257
Depreciation	—	20,612	54	1,453	—	22,119
Amortization	26,920	—	161	1,442	—	28,523
Intercompany administrative (income) expense	—	(326)	—	326	—	—
Management fees to related party	—	462	—	—	—	462
Other (income) expense, net	68	2,514	14	444	—	3,040

(Loss) income from operations	(27,600)	53,228	1,280	(2,209)	—	24,699

Intercompany interest (income) expense	(9,173)	9,173	—	—	—	—
Interest (income) expense, net	(724)	33,950	—	4,621	—	37,847
Interest expense on junior subordinated debentures	9,457	—	—	—	—	9,457
Investment income on trust common securities	(284)	—	—	—	—	(284)
(Loss) income before equity in subsidiaries' income	(26,876)	10,105	1,280	(6,830)	—	(22,321)
Equity in subsidiaries' (loss) income	6,029	(4,076)	—	—	(1,953)	—

(Loss) income before income taxes	(20,847)	6,029	1,280	(6,830)	(1,953)	(22,321)
Income tax (benefit) provision	(6,399)	—	526	(2,000)	—	(7,873)

Net (loss) income	$(14,448)	$6,029	$754	$(4,830)	$(1,953)	$(14,448)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(11,454)	—	(38,013)	32,197	(17,270)

Total comprehensive (loss) income	$(14,448)	$(5,425)	$754	$(42,843)	$30,244	$(31,718)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
Nine Months Ended September 30, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(6,535)	$18,487	$604	$(2,474)	$(16,617)	$(6,535)
Adjustments to reconcile net (loss) income to net cash
provided by (used for) operating activities:
Depreciation and amortization	26,956	23,025	171	2,677	—	52,829
Gain on sale of property and equipment	—	4	—	—	—	4
Deferred income tax (benefit) provision	(984)	420	(2,445)	(148)	—	(3,157)
Deferred financing and original issue discount amortization	(791)	2,770	—	—	—	1,979
Stock-based compensation expense	1,691	—	—	—	—	1,691
Loss on disposition	—	—	—	832	—	832
Equity in subsidiaries' loss (income)	(18,487)	1,870	—	—	16,617	—
Other non-cash interest and change in value of interest rate swap	—	150	—	—	—	150
Changes in operating items:
Accounts receivable	—	(6,560)	1,020	(3,132)	—	(8,672)
Inventories	—	7,131	5,447	3,456	—	16,034
Other assets	(9,174)	8,595	(4,545)	2,450	—	(2,674)
Accounts payable	—	9,497	(710)	(2,105)	—	6,682
Other accrued liabilities	128	(1,534)	(125)	(1,756)	—	(3,287)
Other items, net	7,196	(7,258)	(21)	(190)	—	(273)
Net cash provided by (used for) operating activities	—	56,597	(604)	(390)	—	55,603

Cash flows from investing activities:
Capital expenditures	—	(25,739)	(8)	(3,655)	—	(29,402)
Net cash used for investing activities	—	(25,739)	(8)	(3,655)	—	(29,402)

Cash flows from financing activities:
Repayments of senior term loans	—	(4,125)	—	—	—	(4,125)
Borrowings on revolving credit loans	—	16,000	—	—	—	16,000
Repayments of revolving credit loans	—	(44,000)	—	—	—	(44,000)
Principal payments under capitalized lease obligations	—	(198)	—	—	—	(198)
Net cash used for financing activities	—	(32,323)	—	—	—	(32,323)

Effect of exchange rate changes on cash	—	193	—	(13)	—	180

Net (decrease) increase in cash and cash equivalents	—	(1,272)	(612)	(4,058)	—	(5,942)
Cash and cash equivalents at beginning of period	1	3,023	612	7,749	—	11,385
Cash and cash equivalents at end of period	$1	$1,751	$—	$3,691	$—	$5,443

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
For the nine months ended September 30, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(14,448)	$6,029	$754	$(4,830)	$(1,953)	$(14,448)
Adjustments to reconcile net (loss) income to net cash
provided by (used for) operating activities:
Depreciation and amortization	26,949	20,612	215	2,866	—	50,642
Gain on sale of property and equipment	—	288	30	(869)	—	(551)
Deferred income tax (benefit) provision	(6,939)	277	481	(2,278)	—	(8,459)
Deferred financing and original issue discount amortization	(725)	2,771	—	—	—	2,046
Stock-based compensation expense	680	—	—	—	—	680
Other non-cash interest and change in value of interest rate swap	—	2,528	—	—	—	2,528
Equity in subsidiaries' loss (income)	(6,029)	4,076	—	—	1,953	—
Changes in operating items:
Accounts receivable	—	(18,388)	(352)	(6,149)	—	(24,889)
Inventories	—	(34,812)	336	(21,624)	—	(56,100)
Other assets	(9,173)	(9,951)	(1,434)	19,046	—	(1,512)
Accounts payable	—	(444)	(6)	12,404	—	11,954
Other accrued liabilities	515	(896)	87	1,823	—	1,529
Other items, net	9,310	(9,512)	—	(305)	—	(507)
Net cash provided by (used for) operating activities	140	(37,422)	111	84	—	(37,087)

Cash flows from investing activities:
Proceeds from sale of property and equipment	—	—	—	2,230	—	2,230
Capital expenditures	—	(19,791)	(114)	(1,057)	—	(20,962)
Net cash (used for) provided by investing activities	—	(19,791)	(114)	1,173	—	(18,732)

Cash flows from financing activities:
Repayments of senior term loans	—	(4,125)	—	—	—	(4,125)
Borrowings on revolving credit loans	—	53,000	—	—	—	53,000
Repayments of revolving credit loans	—	(2,000)	—	—	—	(2,000)
Principal payments under capitalized lease obligations	—	(127)	—	—	—	(127)
Proceeds from sale of stock	400	—	—	—	—	400
Purchase of stock from a former member of management	(540)	—	—	—	—	(540)
Net cash (used for) financing activities	(140)	46,748	—	—	—	46,608

Effect of exchange rate changes on cash	—	120	—	(709)	—	(589)

Net (decrease) increase in cash and cash equivalents	—	(10,345)	(3)	548	—	(9,800)
Cash and cash equivalents at beginning of period	1	13,191	696	4,597	—	18,485
Cash and cash equivalents at end of period	$1	$2,846	$693	$5,145	$—	$8,685